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STANDARD PACIFIC CORP.

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News Release

STANDARD PACIFIC CORP. ANNOUNCES SPECIAL STOCKHOLDER MEETING TO APPROVE INCREASE IN AUTHORIZED SHARES

IRVINE, CALIFORNIA, October 25, 2007. Standard Pacific Corp. (NYSE:SPF) today announced that a special meeting of stockholders will be held on Tuesday, December 11, 2007, at 10:30 a.m. local time at the Company’s corporate office in Irvine, California, for the purpose of considering an increase in the number of authorized shares of Company common stock available for general corporate purposes. The Company’s Board of Directors has fixed the close of business on October 26, 2007 as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting and any postponement or adjournment thereof.

Additional Information

Standard Pacific will file a proxy statement in connection with the proposed special meeting of stockholders. Stockholders are advised to read the proxy statement when it becomes available because it will contain important information. Information regarding the interests of the participants in the solicitation of proxies will be described in the proxy statement. Stockholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement, and other documents filed by the Company with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at the Company’s Internet website at www.standardpacifichomes.com or by writing to Standard Pacific Corp., 15326 Alton Parkway, Irvine, CA 92618-2338 (Attn: Corporate Secretary).

Standard Pacific, one of the nation’s largest homebuilders, has built homes for more than 98,000 families during its 41-year history. The Company constructs homes within a wide range of price and size targeting a broad range of homebuyers. Standard Pacific operates in many of the largest housing markets in the country with operations in major metropolitan areas in California, Florida, Arizona, the Carolinas, Texas, Colorado, Nevada and Illinois. The Company provides mortgage financing and title services to its homebuyers through its subsidiaries and joint ventures, Standard Pacific Mortgage, Inc., Home First Funding, SPH Home Mortgage, Universal Land Title of South Florida and SPH Title. For more information about the Company and its new home developments, please visit our website at: www.standardpacifichomes.com.

Forward Looking Statements

This news release contains forward-looking statements, including statements regarding the Company’s plan to hold a special stockholders’ meeting to consider an increase in the Company’s number of authorized shares. All forward-looking statements in this news release reflect the Company’s current analysis of existing facts and information and represent the Company’s judgment only as of the date of this news release. Actual events or results might differ materially from these statements due to risks and uncertainties, including those associated with postponement, adjournment or cancellation of the stockholder meeting and those associated with the approval of any increase in the Company’s authorized shares. The Company expressly disclaims any intent or obligation to update these forward-looking statements, except as required to do so by law. For a discussion of certain of the risks, uncertainties and other factors affecting the statements contained in this news release, see the Company’s most recent Annual Report on Form10-K and Quarterly Reports on form 10-Q.

Contact:

Andrew H. Parnes, Executive Vice President-Finance & CFO (949) 789-1616, aparnes@stanpac.com or Lloyd H. McKibbin, Vice President & Treasurer (949) 789-1603, lmckibbin@stanpac.com.